TRANSACTIONS
The following table sets forth all transactions by the Reporting Persons (on behalf of the Funds or Accounts) with respect to the securities of Core Scientific, Inc. effected in the last 60 days, inclusive of any transactions effected through 4:00 p.m., New York City time, on October 9, 2025. Except as otherwise noted below, all such transactions were purchases or sales of securities of Core Scientific, Inc. effected in the open market, and the table excludes commissions paid in per share prices.

TWO SEAS GLOBAL (MASTER) FUND LP

Type of Security	Amount Purchased/(Sold)	Price Per Security ($) or Contract*	Date of Purchase/Sale
Common Stock	402,082	14.040	8/26/2025
Common Stock	100,000	14.100	8/27/2025
Common Stock	250,000	14.148 (1)	8/27/2025
Common Stock	79,279	13.790	9/2/2025
Common Stock	79,279	13.799 (2)	9/2/2025
Common Stock	118,917	13.800	9/2/2025
Common Stock	100,000	13.670 (3)	9/3/2025
Common Stock	(150,000)	14.760	9/9/2025
Common Stock	150,000	15.827 (4)	9/12/2025
Common Stock	100,000	15.847 (5)	9/12/2025
Common Stock	100,000	16.800	9/19/2025
Common Stock	50,000	16.860	9/19/2025
Common Stock	100,000	16.860	9/19/2025
Common Stock	125,000	17.017 (6)	9/23/2025
Common Stock	75,000	17.360	9/23/2025
Common Stock	100,000	17.013 (7)	9/24/2025
Common Stock	150,000	17.935	10/1/2025
Common Stock	150,000	17.893 (8)	10/6/2025
Common Stock	140,000	17.002 (9)	10/7/2025
Common Stock	125,000	17.120 (10)	10/7/2025
Common Stock	200,000	17.124 (11)	10/7/2025

TWO SEAS STRATEGIC INVESTMENT FUND LP

Type of Security	Amount Purchased/(Sold)	Price Per Security ($) or Contract*	Date of Purchase/Sale
Common Stock	117,873	13.709	8/13/2025
Common Stock	78,798	14.000	8/29/2025
Common Stock	16,328	13.790	9/2/2025
Common Stock	16,328	13.799 (12)	9/2/2025
Common Stock	24,493	13.800	9/2/2025
Common Stock	118,215	13.670 (13)	9/3/2025
Common Stock	19,680	17.017 (14)	9/23/2025
Common Stock	56,319	17.002 (15)	10/7/2025

ACCOUNTS

Type of Security	Amount Purchased/(Sold)	Price Per Security ($) or Contract*	Date of Purchase/Sale
Common Stock	22,489	13.709	8/13/2025
Common Stock	9,638	13.709	8/13/2025
Common Stock	14,841	14.000	8/29/2025
Common Stock	6,361	14.000	8/29/2025
Common Stock	3,075	13.790	9/2/2025
Common Stock	3,075	13.799 (16)	9/2/2025
Common Stock	4,613	13.800	9/2/2025
Common Stock	1,318	13.790	9/2/2025
Common Stock	1,318	13.799 (17)	9/2/2025
Common Stock	1,977	13.800	9/2/2025
Common Stock	22,250	13.670 (18)	9/3/2025
Common Stock	9,535	13.670 (19)	9/3/2025
Common Stock	3,724	17.017 (20)	9/23/2025
Common Stock	1,596	17.017 (21)	9/23/2025
Common Stock	2,577	17.002 (22)	10/7/2025
Common Stock	1,104	17.002 (23)	10/7/2025

(1) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $14.035 to $14.27, inclusive. The reporting persons undertake to provide to the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased or sold, as applicable, at each separate price within the ranges set forth in footnotes (1) – (23).
(2) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $13.775 to $13.80, inclusive.
(3) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $13.45 to $13.75, inclusive.
(4) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $15.77 to $15.88, inclusive.
(5) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $15.775 to $15.88, inclusive.
(6) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $16.735 to $17.25, inclusive.
(7) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $16.94 to $17.05, inclusive.
(8) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $17.825 to $17.96, inclusive.
(9) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $16.91 to $17.415, inclusive.
(10) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $16.90 to $17.279, inclusive.
(11) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $17.07 to $17.25, inclusive.
(12) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $13.775 to $13.80, inclusive.
(13) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $13.45 to $13.75, inclusive.
(14) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $16.735 to $17.25, inclusive.
(15) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $16.91 to $17.415, inclusive.
(16) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $13.775 to $13.80, inclusive.
(17) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $13.775 to $13.80, inclusive.
(18) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $13.45 to $13.75, inclusive.
(19) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $13.45 to $13.75, inclusive.
(20) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $16.735 to $17.25, inclusive.
(21) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $16.735 to $17.25, inclusive.
(22) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $16.91 to $17.415, inclusive.
(23) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $16.91 to $17.415, inclusive.